SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

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                                                permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Under Rule 14a-12


                 Chicago Mercantile Exchange Holdings Inc.
           -----------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


           ------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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         The following communication, dated March 6, 2002, was distributed to owners of shares of Class B-1 common stock of Chicago Mercantile Exchange Holdings Inc.:


[Collins Group, L.L.C. Logo]
216 West Jackson Boulevard
Chicago, IL  60606
(312) 460-9200



March 6, 2002


Dear Shareholder,

         A little over two years ago I wrote asking for your vote for Howard Siegel to be elected to the Chicago Mercantile Exchange Board of Directors. Howard was elected and I take this opportunity to thank you for your support.

         Howard has decided to run for re-election and we again ask that you cast your vote for him.

         While it is always difficult to assess the performance of an individual within the confines of a board room it is not hard to see how far our exchange has come in the past three years. Howard has been a part of the effort that has made the Chicago Mercantile Exchange the standard for our industry. You will soon receive a letter from Howard setting forth his views and asking for your vote. The letter is insightful and informative and will give you some understanding of the problems we face in our future.

         Our membership has been fortunate to have Howard Siegel as one of our leaders for the past three years and I ask that you allow him to continue to serve us during these crucial years ahead.


                                          Best regards,

                                          /s/ Les Rosenthal
                                          Leslie Rosenthal
                                          Rosenthal Collins Group, L.L.C.



******
On March 12, 2002, Chicago Mercantile Exchange Holdings Inc. filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 17, 2002. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceeding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.